As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arco-Iris Gold Corporation
(Exact name of registrant as specified in its charter)

Nevada	1040	99-0381233
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 22, Postnet P.O. Box 1006
Plettenberg Bay, 6600
South Africa
+ 27764965865
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(775) 322-0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer(Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common stock, par value $0.00001 per share	1,000,000	$0.03	$30,000	$4.10

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON AUGUST 30, 2013

1,000,000 shares of Common Stock

Arco-Iris Gold Corporation

Arco-Iris Gold Corporation (“Arco-Iris”, “we”, “us”, or the “Company”) is offering for sale a maximum of 1,000,000 shares of its common stock, par value $0.00001 per share (the “Shares”), at a fixed price of $0.03 per Share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our sole director and officer, Stacy Aaron, will be responsible for the sale of the shares. This prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell the Shares to the public until this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”). The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Below is a summary of proceeds, before and after calculating aggregate offering costs, which we may receive from the sale of the shares in the Offering:

	Offering Price	Expenses	Proceeds to Us
Per Share – Gross Proceeds	$0.03	$0.004	$0.026

Total – Gross Proceeds	$30,000	$10,802	$19,198

The offering will terminate upon the earlier to occur of: (i) the date the Company, in its discretion, elects to terminate, (ii) the sale of all 1,000,000 Shares being offered, or (iii) 270 days after this registration statement is declared effective by the SEC.

Prior to the filing of this registration statement, there has been no public trading market for the common stock or any other class of securities of the Company and the Shares are not presently traded on any market or securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS	15
OUR BUSINESS	20
MANAGEMENT	27
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
DESCRIPTION OF CAPITAL STOCK	30
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	33
ADDITIONAL INFORMATION	33
INDEX TO FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Through and including   ______________ (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This obligation is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Arco-Iris” and the “Company” refer to Arco-Iris Gold Corporation, but do not include the shareholders of Arco-Iris Gold Corporation.

Business Overview

We were incorporated under the laws of the State of Nevada on September 17, 2012. We are an exploration-stage company engaged in exploration of the Golden Idol Mine located in the Yavapai County in the State of Arizona for gold. We have identified three gold bearing quartz veins on the Golden Idol Mine. We intend to explore those three veins to test the mineralization within the property. Provided that we successfully identify commercially viable mineral deposits, we intend to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing the mineral deposits.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.

Corporate Information

The address of our principal executive office is at Suite 22, Postnet P.O. Box 1006 Plettenberg Bay, 6600 South Africa, and our telephone number is +27764965865, and our website is www.arco-iris.co.za.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

This prospectus relates to the sale of 1,000,000 shares of common stock, par value of $0.00001.

As of August 29, 2013 we had 5,000,000 shares of common stock issued and outstanding. The number of shares registered under this prospectus would represent approximately between 16.67% of the total common stock outstanding, based on the amount of shares sold.

Securities being offered	1,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.03
Offering period	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $19,198.
Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.
Terms of the Offering	The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement.
Number of shares outstanding before the offering	5,000,000 as of August 29, 2013.
Number of shares outstanding after the offering is completely sold	6,000,000, assuming sale of all shares.
Risk Factors	You should read the section titled “Risk Factors” beginning on page 3 as well as other cautionary statements throughout this prospectus before investing in any shares offered hereunder.

Selected Financial Data

The following selected financial data have been derived from the Company’s financial statements which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

The summary financial data as of April 30, 2013 are derived from our financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $8,000 since inception and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

As of
April 30,
2013
(audited)

Balance Sheet
Total Assets	$-
Total Liabilities	$8,000
Stockholders’ Deficit	$(8,000)

September 17, 2012 (Inception) to April 30, 2013 (audited)

Income Statement
Revenue	$-
Total Expenses	$8,000

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

We anticipate losses for the foreseeable future and our auditors note that there is substantial doubt as to whether we can continue as a going concern.

Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. We have not achieved profitability and expect to continue to incur net losses since inception. Our plan of operation is limited to exploring the Golden Idol Mine. As such, we have no other plans for revenue generation. Accordingly, we cannot make any guarantee that we will be successful in our exploration activities and you should not expect any revenues from operations.  We have no plans or funds for mineral extraction. Accordingly, we will not generate any revenues as a result of your investment.

Our financial statements have been prepared on a going concern basis, which implies we will continue to meet our obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.  As of April 30, 2013 the Company had a working capital deficiency, had not generated revenues and has accumulated losses of $8,000 since inception.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding our ability to continue as a going concern.

Our plan of operation is limited to exploring the Golden Idol Mine. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the Golden Idol Mine to determine if there are minerals on the property beneath the surface. Exploration work does not contemplate extraction of the diamonds. We have no plans or funds for mineral extraction. Accordingly, we will not generate any revenues as a result of your investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration may be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration may be lost which result in a loss of your investment.

Our exploration efforts and limited capital may limit our ability to find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our property may contain mineralized material. If we do not find mineralized material, we will cease operations.

We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in September 2012 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $8,000. To achieve and maintain profitability and positive cash flow we are dependent upon:

⋅	our ability to locate a profitable mineral property
⋅	our ability to generate revenues
⋅	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we will require future financing and we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations, which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations, which may result in the loss of your investment.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without finding commercially viable minerals, we cannot generate revenues and you will lose your investment.

Weather interruptions in Yavapai County, Arizona may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

While exploration can generally be performed year round in Arizona, such region is periodically subject to harsh weather conditions that could cause roads leading to our claim to be impassible. When roads are impassable, we are unable to easily conduct exploration operations on our property. Additionally, there is insufficient surface water available within the claim area to support exploration and development. Water to support exploration would need to be purchased from local well owners. Should the project advance to the development stage, it is anticipated that water wells would be drilled within the claim area to support this work.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Golden Idol Mine Property or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

We have not independently verified the mineral reserves on the Golden Idol Mine Property, nor have we personally visited the property, and we have relied solely on the representations and advice of our expert advisors.

No members of management of the Company have personally visited the Golden Idol Mine Property.  We have relied on the expert advice of the Craig Parkinson, a qualified geologist in the State of Arizona, advising us has not conducted a site visit to the Golden Idol Mine Property.  Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Golden Idol Mine Property.  Assuming there are mineralized materials or mineral reserves that can be proved or proven at some time in the future, there can be no assurance that the Golden Idol Mine Property does not contain physical or geological defects that could pose obstacles to our exploration plans that a site visit would have revealed.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

Our sole officer and director’s lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has not had any prior experience with or ever been employed in the mining industry. Additionally, he does not have a college or university degree, or other educational background, in mining or geology or in a field related to mining. More specifically, he lacks technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, he may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, each of our sole officer and director’s decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to his future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

If our officers and directors should resign or die without having found replacements, our operations will be suspended or will cease. If that should occur, you could lose your entire investment.

We have one officer and directors. We are entirely dependent upon her to conduct our operations. If she should resign or die, there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find other person(s) to run us, our operations will be suspended or cease entirely. In that event, it is possible you could lose your entire investment.

Since the majority of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and directors may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Our sole officer and director is not simply a passive investor but is also executive officer of the Company, his interest as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Because our sole officer and director will own 83.3% of our total outstanding common stock, she will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors, which could decrease the price and marketability of our shares.

If all 1,000,000 shares of common stock in this offering are sold, Stacey Aaron will own 83.3% of the total outstanding common stock; Stacey Aaron will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

Since our sole officer and director has the ability to be employed by or consult for other companies, her other activities could slow down our operations.

Our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on his employment by other companies. Her other activities may prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our director.

We have no employment or compensation agreements with our sole officer and director and as such he may have little incentive to devote time and energy to the operation of the company.

Our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that she may decide to focus her effort on other projects or companies which have a higher economic benefit to her. Currently, she is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that she will enter into an employment or compensation agreement with the Company in the foreseeable future and her loss would be highly detrimental to our ability to conduct ongoing operations.

Our sole officer and director’s lack of formal training in financial accounting and management may result non-effective disclosure and accounting controls which could result in fines, penalties and assessments against us.

Stacey Aaron lacks formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them. If Stacey Aaron or other members of management do not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission, which ultimately could cause you to lose your investment.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The hiring of additional experienced personnel will result in additional expenses, which could have a material adverse effect on our business, results of operations and financial condition.

We may incur significant costs to be a public company to ensure compliance with U.S corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations. Based on our management’s reasonable estimates, we anticipate that our cost of being a public company, including legal, audit costs, printing, filing fees and other costs will be between $10,000 and $15,000 per year.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

After we become a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an “emerging growth company” as of the following year end, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

If we become a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any October 31 before that time, we would cease to be an “emerging growth company” as of the following April 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to Our Common Stock

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection, are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Investor’s funds will not be placed in a separate bank account. Accordingly, if we file for bankruptcy protection or creditors file a petition for involuntary bankruptcy against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

Declining economic conditions could negatively impact our business.

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets, generally.  In 2009, this volatility and disruption reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding mineral prices, increased costs of operations, and higher costs of capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price and market for diamonds, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. Further, resales in the United States may require compliance with some state securities laws. There is no assurance that such compliance can be obtained or maintained. The Company does not presently plan to file with any state securities regulators.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Our offering is being made on behalf of the company in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,000,000 common shares basis. Our chairman, CEO, and current shareholder, Ms. Stacey Aaron, has advanced monies for the payment of offering expenses, which will be reimbursed to her from the gross proceeds of this offering.  We will also use net proceeds to repay to Ms. Aaron certain loans and advancements previously made.  Repayment to Ms. Aaron will be the lowest priority compared to the other uses of proceeds. Ms. Aaron is presently owed $8,000 plus such amounts as she may advance to cover the offering costs.  The loans and advancements are on a demand basis.  No interest will be paid to Ms. Aaron although interest may be required to be imputed for tax and financial reporting purposes.

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,000,000 shares of common stock basis. The table below sets forth the use of proceeds if 1,000,000 common shares of the offering are sold at $0.03 per share.

Gross proceeds	$30,000
Offering expenses (1)	$10,802
Net proceeds	$19,198

The net proceeds will be used as follows:

Consulting Services	$1,000
Preliminary review of assessment work	$500
Project geologist	$2,800
Field assistant	$1,400
Filed camps and supply	$700
Field communications	$100
Survey consumables	$200
Track rental	$700
Rock samples	$1,000
Report writing (memo form)	$1,200
Drafting/Cartography	$300
Accounting and Legal	$4,000
SEC filing	$1,000
Other expenses	$3,298
TOTAL	$19,198

If 75% are sold

Gross proceeds	$22,500
Offering expenses (1)	$10,802
Net proceeds	$11,698

The net proceeds will be used as follows:

Consulting Services	$750
Preliminary review of assessment work	$375
Project geologist	$2,100
Field assistant	$1,050
Filed camps and supply	$525
Field communications	$75
Survey consumables	$150
Track rental	$525
Rock samples	$750
Report writing (memo form)	$900
Drafting/Cartography	$225
Accounting and Legal	$2,500
SEC filing	$750
Other expenses	$1,023
TOTAL	$11,698

 If 50% are sold

Gross proceeds	$15,000
Offering expenses (1)	$10,802
Net proceeds	$4,198

The net proceeds will be used as follows:

Consulting Services	$0
Preliminary review of assessment work	$250
Project geologist	$1,400
Field assistant	$0
Filed camps and supply	$350
Field communications	$50
Survey consumables	$100
Track rental	$350
Rock samples	$500
Report writing (memo form)	$600
Drafting/Cartography	$150
Accounting and Legal	$400
SEC filing	$48
Other expenses	$0
TOTAL	$4,198

If 25% are sold

Gross proceeds	$7,500
Offering expenses (1)	$10,802
Net proceeds	$-3,302

(1) Offering expenses consist of: (1) registration fees $4 (2) legal fees and expenses $5,000; (3) transfer agent and printing $398; (4) accounting fees and expenses $5,000; (5) miscellaneous including the cost of edgarization $400; for a total of $10,802. The offering expenses have been advanced by Ms. Aaron and will be reimbursed to Ms. Aaron to the extent that proceeds are available. Ms. Aaron will be reimbursed no portions of his loans until adequate funds have been devoted to the uses set forth above.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves we will consider developing the property.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $30,000. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering;

•	the amount of capital to be contributed by purchasers of this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of April 30, 2013, the net tangible book value of our shares of common stock was a deficit of $(8,000) or approximately $(0.0016) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $22,000 or approximately $0.0037 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.0053 per share without any additional investment on their part. You will incur an immediate dilution from $0.03 per share to $0.005 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of outstanding shares for which you will have made a cash investment of $30,000, or $0.03 per share. Our existing stockholder will own approximately 83% of the total number of outstanding shares or approximately $0.005 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Dilution	100%	75%	50%	25%

Price per share	$0.00001	0.00001	0.00001	0.00001
Net tangible book value per share before offering	$(0.0016)	(0.0016)	(0.0016)	(0.0016)
Potential gain to existing shareholder	$30,000	22,500	15,000	7,500
Net tangible book value per share after offering	$0.0037	0.0025	0.0013	(0.0001)
Increase to present stockholder in net tangible book value per share after offering	$0.0053	0.0041	0.0029	0.0015
Capital contributions	$50	50	50	50
Number of shares outstanding before the offering	5,000,000	5,000,000	5,000,000	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	6,000,000	5,750,000	5,500,000	5,250,000
Percentage of ownership after offering	83%	87%	91%	95%

Purchasers of Shares in this Offering:	0	0	0	0

Price per share	$0.03	0.03	0.03	0.03
Dilution per share	$0.025	0.026	0.0273	0.0286
Capital contributions	$30,000	22,500	15,000	7,500
Number of shares after offering held by public investors	6,000,000	5,750,000	5,500,000	5,250,000
Percentage of capital contributions by existing shareholder	0.0017%	0.0022%	0.0033%	0.0066%
Percentage of capital contributions by new investors	99.83%	99.78%	99.67%	99.34%
Percentage of ownership after offering	17%	13%	9%	5%

MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We plan to apply for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders

As of August 29, 2013, we had 1 shareholder of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. Our only other source for cash at this time is investments by others in Arco-Iris Gold Corporation. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. It depends upon the amount of exploration we conduct and the cost thereof. We won't know that information until we begin exploring our property. We will not begin exploration of our property until we raise money from this offering. We believe we will need to raise a minimum of $30,000 from this offering in order to remove uncertainties surrounding our ability to continue as a going concern. To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of our property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering and exploration.

As of April 30, 2013, our financial statements reflected no assets and $8,000 in liabilities. Even if all shares are sold in this offering, we may not have sufficient available cash in order to maintain operations during the next twelve months without the need for additional funds.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of rock sampling (the collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval, a pre-determined location(s) on the property), and cost of analyzing these samples. Since we recently purchased the property, we have not begun exploration.

We have allocated a range of money for exploration.  That is because we do not know how much will ultimately be needed for exploration.   If our initial exploration proves positive results, we intend to expand the exploration activities to include diamond drilling (core).  This is a less expensive form of drilling that does not allow for the recovery of a tube or core of rock.  The material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis.  This is a quicker and cheaper method of drilling, but does not necessarily give one as much information about the underlying rocks.  If warranted, core drilling would follow this stage.

If we discover significant quantities of mineralized material, we will begin technical and economic feasibility studies to determine if we have reserves.  Only if we have reserves will we consider developing the property.

If, through early stage exploration, we find mineralized material and it is feasible to expand the exploration program, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need, we will have to find alternative sources of funding, like a public offering, a private placement of securities, or loans.

We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitment to loan us any significant amounts of money at this time.  At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in the form of exploration of the properties.  Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.  We will not buy any additional equipment until we have located a body of minerals and we have determined they are economical to extract from the land.

We intend to interest other companies in the properties should we discover mineralized materials or we may elect to develop the properties ourselves.

If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money.  If we cannot or do not raise more money, we will cease operations.  If we cease operations, we do not know what we will do and we don’t have any plans to do anything.

We do not intend to hire additional employees at this time.  Any work that would be conducted on a property that we may secure will be conducted by unaffiliated independent contractors that we will hire.  The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation.  The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Plan of Operation - Milestones

During the next twelve months we plan to spend funds from our working capital balance as follows:

(1)	Costs related to legal fees for the preparation and of the subsequent Form S-1 registration statement with the SEC.

(2)	Costs related to the examination of potential property acquisitions.

(3)	Costs of acquiring mineral properties.

(4)	Costs related to surface sampling and diamond drilling

(5)	Costs related to analyzing mineral claims.

(6)	Salaries to be paid to officers of the corporation.

(7)	Costs for accounting and auditing services.

(8)	Costs of stationary, mail, telephone & other office supplies.

(9)	Our exploration program would consist of the following 3 Phases to be carried out to test for gold within the project

PHASE 1 - (Control grid emplacement, geological mapping, rock sampling and analysis)

Phase 1 of our exploration program would consist of survey control grid emplacement, detailed geological mapping, rock sampling and analysis in the vicinity of the known underground mine workings. The estimated cost of this program is $8,400.

Phase 1 steps would be as follows:

- mobilize the geological contractor to the property within 30 days of completing our public offering and money being available to company;

- we will require approximately 4 weeks to complete the exploration work, rock analysis and summary report of our findings.

Based on positive results from the Phase 1 program a Phase 2 exploration program could be planned.

PHASE 2 – (Geological mapping, rock sampling and analysis)

Upon the completion of, and based on positive results from, the Phase 1 program additional detailed geological mapping, rock sampling and analysis will be carried out. The objective of this work will be to locate the most perspective geological targets for drill testing in the Phase 3 program. The estimated cost of this program is $40,000.

Phase 2 steps would be as follows:

- mobilize the geological contractor to the property within 30 days of completing the Phase 1 exploration program which will be approximately 7 months from completion of our public offering; and

- we will require approximately one month to complete the exploration work, rock analysis and summary report of our findings

Based on positive results from the Phase 2 program a Phase 3 exploration program could be planned.

PHASE 3 – (Diamond Drilling)

Upon the completion of Phase 2, and based on positive results, a second larger diamond drill program would be initiated to provide additional information.  This would consist of approximately 1,600 feet of diamond drilling. The estimated cost of the Phase 2 program is $200,000

Phase 3 steps would be as follows:

- initiate the approximately 90 day permitting process for drilling immediately upon receiving the geological report detailing the results of the Phase 2 program;

- mobilize drill contractor to site within 15 months of completing our public offering;

- drilling would take approximately 2 months to complete;

- drill core laboratory analysis would require an additional 2 months (approximately); and

- the preparation of a report detailing the results of the drill program together with the results of the first two phases of exploration would require an additional month.

The Phase 3 program would require a total of (8 months) from initiating of permitting process to receipt of final geological report.

At this point completion of the drilling would be approximately 19 months after completing our public offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business and complete all 3 Phases of our planned exploration program. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

We have no operations upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our, and possible cost overruns due to price and cost increases in services.

We will have to retain experts to assist in developing the properties we lease and in locating additional appropriate projects. Our interest in the properties is limited to our leasehold interest.  Our leases, however, grant us a right to purchase the underlying minerals upon completion of certain conditions. In order to assist in deciding if we should invest in a particular project, we will first need to be provided with at least the following:

•	A description of the project and the location of the property;
•	The lands that will be subject to the exploration project;
•	The royalties, net profit interest or other charges applicable to the subject lands;
•	The estimated cost of any geophysical work contemplated; and
•	The estimated acquisition costs, exploration costs and development costs of the property.

To become profitable and competitive, we will have to conduct research and exploration of the properties we have acquired.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

For the fiscal year ended April 30, 2013, we generated revenues and gross profit of $0 since September 17, 2012 (inception).  Operating expenses were $8,000 for the fiscal year ended April 30, 2013 since September 17, 2012 (inception).

Liquidity and Capital Resources

At April 30, 2013, we had assets of $0.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of commitments and contingencies at the date of the consolidated financial statements and the reported amount of revenues and expenses during the period.  All of our significant accounting policies and estimates are described in note 2 of the April 30, 2013 audited financial statements.  We consider the following policies as being critical with regard to the impact estimates and changes in estimates could have on our financial condition, changes in financial condition or results of operations.

Mineral Property Costs-The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Stock Based Compensation - The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity based payments to non employees, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

OUR BUSINESS

Our Corporate History and Background

We were incorporated under the laws of the State of Nevada on September 17, 2012. We are an exploration-stage company engaged in exploration of the Golden Idol Mine located in the Yavapai County in the State of Arizona for gold. We have identified three gold bearing quartz veins on the Golden Idol Mine. We intend to explore those three veins to test the mineralization within the property. Provided that we successfully identify commercially viable gold deposits, we intend to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing the mineral deposits.

Currently, we have a sole officer and director, Stacey Aaron. Our address is Arco-Iris Gold Corporation, Suite 22, Postnet P.O. Box 1006, Plettenberg Bay, 6600 South Africa. Our telephone number is +27764965865. Our website is www.arco-iris.co.za.

Our Mineral Property

Acquisition of Golden Idol Mine Project

On October 15, 2012, the Company entered into an agreement (the “Agreement”) with Beowulf Properties Corp (“Beowulf”), whereby the Company acquired a 100% interest in and to the Federal Lode Claims located in the Cherry Creek (Black Hills Range) Mining District, Yavapai County, Arizona consisting of a total of approximately 20.66 acres (the “Claim”) for One Thousand Dollars ($1,000).

Location and Access

The Claim is located in central Arizona approximately 25 miles east of Prescott, Arizona and one mile Northeast from the town of Cherry (Figure 1) within the Cherry Creek drainage. More specifically, the Claim is located in Township 14 North, Range 3 East, Section 9, the UTM coordinates for the approximate center of the property are 405200mE x 3829400mN on the USGS 1:24,000 scale (1” to 1 mile) map sheet “Cherry” (map MRC 34112E1).

The Claim is accessed by two-wheel drive vehicles by following all-weather gravel forest service roads from Cherry directly to the mine workings within the center of the property. A network of secondary gravel roads and trails branch off from the main access road and provide excellent access to most other parts of the property.

Claim Information and Property Ownership

The Claim is comprised of a single Federal unpatented (BLM) Lode mining claim. The Claim is 100% owned (without any underlying royalties or obligations) by Arco Iris Gold Corp. Further Claim information is provided in the table below:

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Hillside	14N/3E/Sec 9	AMC#406041	Bk-4793 – pg 372	20.66 acres

Property boundaries of the federal unpatented mining claim were located using GPS and marked with 2”x2”x5’ wooden stakes in accordance with federal and state regulations and guidelines.

The claim dimensions are recorded as 1,500 feet by 600 feet, the maximum dimensions allowed for lode claims under the General Mining Laws of the United States of America, United States Code (Titles 30 and 43), as amended. The claim is located within section 9 of T14N, R3E.

The assessment obligations for the claim to the U.S. Department of the Interior – Bureau of Land Management are current for the 2012-2013 year. A payment to the BLM of $140.00 must be paid on or before September 1 of each year to maintain the claim in good standing.

There is no minimum requirement for exploration work expenditures within the project.

Physiography, Vegetation and Climate

The Claim is situated on the southwestern facing slope of the southern end of the Black Hills mountain range. Elevations within the claim range from 5,780 feet at the northwestern corner of the property to 5,370 along the southern property boundary.

Most of the country is covered by chaparral, which is especially dense on the southward slopes south of the Cherry Creek basin. At 5,000 or 5,500 feet elevation, the chaparral gives way to pine forests, which cover the higher part of the ridge.

Slopes within the Claim are gentle to moderate throughout the property. Vegetation consists mainly of chaparral, wild grass and cactus. Soil cover is poorly developed and is seldom deeper than 2 feet. Rock exposures make up about 50% of the Property surface area.

Cherry has four distinct seasons, with mild to somewhat cold winters and warm to hot summers. Highs range from  50°F in January to  89°F  in July, but evening temperatures are significantly lower due to the high elevation and aridity.

Historical average annual precipitation is 19 inches, with spring and early summer the driest times of the year. Snowfall is typically light and snow cover usually melts away quickly; the average seasonal total is 22 inches, but the median is less than half that. The largest portion of precipitation falls during the July–August monsoon season. There is insufficient surface water available within the claim area to support exploration and development. Water to support exploration would need to be purchased from local well owners. Should the project advance to the development stage, it is anticipated that water wells would be drilled within the claim area to support this work.

Geological Description / Mineralization

This district was started in the early 1900’s.  It is a gold mining area located within the Cherry Creek district.

The prevailing country rocks are Bradshaw granite, which are locally overlain by Cambrian and Devonian sedimentary rocks and Tertiary lavas. Veins occur in the granite in shear zones. Their filling consists of irregular, lenticular bodies of massive, shiny, white quartz with small amounts of greenish-black tourmaline. The gold-bearing quartz veins are of Precambrian age.

The Claim contains three quartz veins and on one of them an incline 375 feet long has been sunk at a dip of 35° West. A stamp mill and a cyanide plant are on the property, which was worked from 1907 to 1910.

Pits near the shaft show a 4-foot vein of sheared granite with zones of quartz. The quartz shows bluish-black streaks of microscopic tourmaline, also a little pyrite and chalcopyrite. It contains solution cavities with limonite.

Current Business Operations

We intend to become engaged in the acquisition, exploration and development of gold properties. Currently, our exploration activities are solely located at the Claim. The Claim was chosen because the property has three veins that have the potential to bear gold. It is therefore recommended that the following programs be carried out.

We do not have any revenues or substantial operations, and we have no assets and have incurred losses since inception.  Our net loss since inception is $8,000 of which we paid, not paid or expensed $7,000 for legal and accounting fees, and $1,000 for impairment of mineral claims.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.

Currently, we have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

We are in the very early exploration stage and need the proceeds from our offering to start exploration.  Our exploration program is explained in as much detail as possible in the business section of this prospectus. We will be conducting research in the form of exploration of our property and it is recommended that the following steps be carried out to test for gold within the Project.

Plan of Operations

PHASE 1 - (Control grid emplacement, geological mapping, rock sampling and analysis)

Phase 1 of our exploration program would consist of survey control grid emplacement, detailed geological mapping, rock sampling and analysis in the vicinity of the known underground mine workings. The estimated cost of this program is $8,400.

Phase 1 steps would be as follows:

- mobilize the geological contractor to the property within 30 days of completing our public offering and money being available to company;

- we will require approximately 4 weeks to complete the exploration work, rock analysis and summary report of our findings.

Based on positive results from the Phase 1 program a Phase 2 exploration program could be planned.

PHASE 2 – (Geological mapping, rock sampling and analysis)

Upon the completion of, and based on positive results from, the Phase 1 program additional detailed geological mapping, rock sampling and analysis will be carried out. The objective of this work will be to locate the most perspective geological targets for drill testing in the Phase 3 program. The estimated cost of this program is $40,000.

Phase 2 steps would be as follows:

- mobilize the geological contractor to the property within 30 days of completing the Phase 1 exploration program which will be approximately 7 months from completion of our public offering; and

- we will require approximately one month to complete the exploration work, rock analysis and summary report of our findings

Based on positive results from the Phase 2 program a Phase 3 exploration program could be planned.

PHASE 3 – (Diamond Drilling)

Upon the completion of Phase 2, and based on positive results, a second larger diamond drill program would be initiated to provide additional information.  This would consist of approximately 1,600 feet of diamond drilling. The estimated cost of the Phase 2 program is $200,000

Phase 3 steps would be as follows:

- initiate the approximately 90 day permitting process for drilling immediately upon receiving the geological report detailing the results of the Phase 2 program;

- mobilize drill contractor to site within 15 months of completing our public offering;

- drilling would take approximately 2 months to complete;

- drill core laboratory analysis would require an additional 2 months (approximately); and

- the preparation of a report detailing the results of the drill program together with the results of the first two phases of exploration would require an additional month.

The Phase 3 program would require a total of (8 months) from initiating of permitting process to receipt of final geological report.

At this point completion of the drilling would be approximately 19 months after completing our public offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business and complete all 3 Phases of our planned exploration program. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Prior to the current year, our president had advanced $8,000 in the form on a non-interest bearing loan.  This amount due to the director is without specific terms of repayment.

Business Strategies

Our business strategies and near-term plans are as follows:

☐	mobilize the geological contractor to the property within 30 days of completing our public offering and money being available to company;

☐	complete the exploration work, rock analysis and summary report of our findings; and

☐	Initiate a diamond drill program would be initiated to test targets generated by the first phase of work.

Competition

We compete with other companies for financing and for the acquisition of new gold supply. Many of the gold exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of gold properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of gold properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other gold exploration companies for financing from a limited number of investors that are prepared to make investments in junior gold exploration companies. The presence of competing gold companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the gold properties under investigation and the price of the investment offered to investors.

Governmental Regulations and Environmental Compliance

The Company has an approved Federal Mining Notice for further exploration and development on the property.  The Claim is comprised of a single Federal unpatented (BLM) Lode mining claim.

Intellectual Property

We do not own any copyrights, patents or trademarks.

REFERENCES

Anderson, C & Creasey, S	Geology and ore deposits of the Jerome area, Yavapai County, Arizona, USGS PP 308: 175-176. (1958)

Lindgren, Waldemar	Ore Deposits of the Jerome and Bradshaw Mountains Quadrangles, Arizona, USGS Bulletin 782. (1926)

Mindat.org	Golden Idol Mine (Hillside Mine; Verde Inspiration Mine), Cherry, Cherry Creek District. URL: http://www.mindat.org/loc-48521.html

Mott, Leslie C.	Mining Activities in the State of Arizona, Domestic Trade Report No. 58 – Domestic Trade Department – Los Angeles County Chamber of Commerce. (1936)

MRDS database	Dep. ID #10027299, MRDS ID #M002760; and, Dep. ID #10113836, MAS ID #0040250818.

Reid, J.A.	A sketch of the geology and ore deposits of the Cherry Creek District. Arizona Economic Geology, vol.1, pp. 417-436. (1906)

US - BLM	Arizona Mining Claims Files #29776-29781.

USGS	Cherry Quadrangle Topographic Map - 1:24,000 scale (1” to 1 mile)

Wilson, E.D., etal	Arizona Lode Gold Mines and Gold Mining - Arizona Bureau of Mines Bulletin 137. (1934)

Employees

Our sole officer and director, Stacey Aaron, is presently our only employee. Ms. Aaron devotes five to ten hours per week each to the Company.  We expect to conduct most of our activities through third party independent contractors, although we have not engaged any such contractors as of the date hereof.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Stacey Aaron	42	President, Chief Executive Officer, Chief Financial Officer, and Director

Stacey Aaron has served as our President, Chief Executive Officer, Chief Financial Officer and Director since inception. In 2006, Ms. Aaron became an equal partner in White Mountain Minerals, Ltd., an investment company specializing in high-risk resource stock investments. As a partner, Ms. Aaron is responsible for half the decision-making on resource stock investments, prospectus real estate purchases and the overall administration of the company. From 1995 to 2010, Ms. Aaron worked within the education sector.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities for the year ended April 30, 2013.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stacey Aaron	2013	$0	0	0	0	0	0	0	$0
President, CEO, CFO and Director	2012	$0	0	0	0	0	0	0	$0

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of April 30, 2013.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board of directors’ meetings. They do not receive any other compensation for serving on the board of directors, but may participate in our incentive compensation program, once such a program is established.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors. We have no standard arrangements to compensate our directors for their services to us.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Ms. Aaron has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of April 30, 2013, Ms. Aaron has advanced a total of $8,000.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of August 29, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Suite 22, Postnet P.O. Box 1006, Plettenberg Bay, 6600, South Africa.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class
5% Shareholders
None.

Executive Officers and Directors
Stacey Aaron	5,000,000	100%
Directors and Executive Officers as a group (1 persons)	5,000,000	100%

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. There are currently 5,000,000  shares of common stock outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

w	general business conditions;
w	industry practice;
w	our financial condition and performance;
w	our future prospects;
w	our cash needs and capital investment plans;
w	our obligations to holders of any preferred stock we may issue;
w	income tax consequences; and
w	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

PLAN OF DISTRIBUTION

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis. The offering price is $0.03 per share. Funds from this offering not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through Stacey Aaron, our sole officer and director. She will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Stacey Aaron is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She will continue to be our officer and director at the end of the offering and had not been, during the last twelve months a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Stacey Aaron will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our common stock shares outside of the United States if possible.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Each of our officers and directors, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not offer to sell through the use or medium of any prospectus or otherwise any security until this registration statement is declared effective by the Securities and Exchange Commission.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the securities in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

FINANCIAL STATEMENTS

Arco-Iris Gold Corporation
(An Exploration Stage Company)

April 30, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arco-Iris Gold Corporation (A Development Stage Company)
Plettenberg Bay, South Africa

We have audited the accompanying balance sheet of Arco-Iris Gold Corporation (An Exploration Stage Company) as of April 30, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the period from September 17, 2012 (inception) through April 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arco-Iris Gold Corporation as of April 30, 2013 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
August 29, 2013

FINANCIAL STATEMENTS

Arco-Iris Gold Corporation
(An Exploration Stage Company)

April 30, 2013

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Balance Sheet
April 30, 2013

April 30, 2013

ASSETS

Current Assets
Cash	$-
Total Current Assets	-

Mining Claims, net of impairment	-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to Directors	$8,000

Total Liabilities	8,000

Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding at April 30, 2013)	50

Additional paid-in capital	(50)

Deficit accumulated during the exploration stage	(8,000)

Total Stockholders’ Deficit	(8,000)

Total Liabilities and Stockholders’ Deficit	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Statement of Operations
For the Period from Inception (September 17, 2012) to April 30, 2013

Inception September 17, 2012 to April 30, 2013

Revenue	$-

Cost of Goods Sold	-

Gross Profit	$-

Operating Expenses

Legal and accounting	$7,000

Impairment of Mineral Claims	1,000

Total Expenses	8,000

Operating Loss	$(8,000)

Net Loss	(8,000)

Net Loss Per Common Share – Basic and Diluted	(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Arco-Iris Gold Corporation
Statement of Cash Flows
(An Exploration Stage Company)
For the Period from Inception (September 17, 2012) to April 30, 2013

Inception (September 17, 2012) to April 30, 2013

Operating Activities

Net loss	$(8,000)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	1,000

Net Cash Used by Operating Activities	(7,000)

Investing Activities

Purchase of mining claims	(1,000)

Financing Activities

Borrowings on debt-related party	8,000

Increase (Decrease) in Cash	-

Cash - Beginning of Period	-

Cash - End of Period	$-

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for :

Interest	$-
Income taxes	$-

Non-cash Activities
Issuance of common stock to founder	$50

(The Accompanying Notes are an Integral Part of These Financial Statements)

Arco-Iris Gold Corporation
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, September 17, 2012 to April 30, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Shares	Amount	Capital	Stage	Total

Balance at September 17, 2012	-	$-	$-	$-	$-

Issuance of common stock to founders	5,000,000	50	(50)	-	-

Net loss	-	-	-	(8,000)	(8,000)

Balances at April 30, 2013	5,000,000	$50	$(50)	$(8,000)	$(8,000)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY
The Company was incorporated on September 17, 2012 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Arco-Iris Gold Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Arco-Iris Gold Corporation be unable to continue as a going concern.  As at April 30, 2013 Arco-Iris Gold Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $8,000 since inception.  The continuation of Arco-Iris Gold Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Arco-Iris Gold Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Arco-Iris Gold Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is April 30.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at April 30, 2013.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

IMPAIRMENT POLICY – In 2013, the Company paid $1,000 for the mining project. At April 30, 2013, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $1,000 should be reflected as of April 30, 2013 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of April 30, 2013, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of April 30, 2013. The Company’s financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recently Issued Accounting Pronouncements - In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:
-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recently Issued Accounting Pronouncements – Continued
In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 3 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $7,000, which expire through 2033. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of April 30, 2013:

2013
Deferred tax assets	$2,450
Valuation allowance for deferred tax assets	(2,450)
Net deferred tax assets	$-

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

Arco-Iris Gold Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of April 30, 2013 and 2012:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 5 - RELATED PARTY TRANSACTIONS

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of April 30, 2013, the director has advanced a total of $8,000.

NOTE 6 - COMMON STOCK

5,000,000 common shares of Arco-Iris Gold Corporation were issued on September 17, 2012 to the director of the company as founders shares.

NOTE 7 – MINING CLAIM

The Company intends to conduct exploration activities on the Golden Idol Mine that is located in central Arizona approximately 25 miles east of Prescott, Arizona and one (1) mile Northeast from the town of Cherry within the Cherry Creek drainage. The property is located in the Cherry Creek (Black Hills) Mining District; Yavapai County Exploration in the area dates to the 1880’s when gold was discovered in the region. A subsequent `gold rush` occurred. At the height of exploration and mining activity in the area, approximately 50 properties were being developed and in some form of gold production. The Golden Idol Project contains three gold bearing quartz veins developed by adits and shafts to a relatively shallow depth.

The Golden Idol Mine Property is comprised of a single Federal unpatented (BLM) Lode mineral claim. The Property is 100% owned (without any underlying royalties or obligations) by Arco Iris Gold Corp. The deposit for this mining claim was $1,000 USD and the impairment recognized was $1,000 USD.

Further claim information is provided in the table below:

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Hillside	14N/3E/Sec 9	AMC#406041	Bk-4793 – pg 372	20.66 acres

Further exploration work designed to test the down-dip strike extensions of the known mineralization as well as test for a larger body of mineralization that is thought to be the causative source for the numerous mineral showings within the project area.

A Phase I exploration program consisting of detailed geological mapping and rock sampling is recommended. The recommended budget for the Phase I work is $8,400.

A subsequent, success contingent, Phase II exploration program consisting of approximately 1,000 feet of diamond drilling should be conducted after all results from the Phase I program are received. The recommended budget for the Phase I work is $40,000.

NOTE 8 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after April 30, 2013 through the date the financial statements were issued.

1,000,000 Shares of Common Stock

Arco-Iris Gold Corporation

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is                               , 2013

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of securities being registered.

Securities and Exchange Commission registration fee	$4
Federal Taxes	$—
State Taxes and Fees	$—
Transfer Agent Fees	$398
Accounting fees and expenses	$5,000
Legal fees and expense	$15,000
Blue Sky fees and expenses	$-
Miscellaneous	$400
Total	$20,802

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The current Bylaws of the Company provides that the Board of Directors shall cause the Company to indemnify a current or former director, officer and Secretary of the Company, or a current or former director, officer and Company of a corporation of which the Company is or was a stockholder and the heirs and personal representative of any such person against all costs, charges and expenses to settle an action, judgment or proceeding to which they are made a party by reason of their position of director or officer of the Company.

The Company is permitted by the Bylaws to purchase and maintain insurance for any director, officer, employee or agent of the Company or as a director, officer, employee or agent of the Company of which the Company is or was a stockholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Our company is incorporated under the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statutes (the “NRS”) provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 of the NRS further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751 of the NRS, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

⋅	By the stockholders;

⋅	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

⋅	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

⋅	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Company’s Articles of Incorporation and Bylaws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS:

⋅	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 of the NRS or for the advancement of expenses made pursuant to subsection 2 of section 78.751 of the NRS, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

⋅	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

In September 2012, we issued 5,000,000 founder shares to Stacey Aaron for her services.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation.
3.2	By-Laws.
4.1	Form of Common Stock Certificate.
4.2	Form of Subscription Agreement.
5.1	Legal Opinion of Anslow & Jaclin, LLP.
10.1	Agreement between Arco-Iris Gold Corporation and Beowulf Properties Corp. dated October 15, 2012.
23.1	Consent of M&K CPAS, PLLC.
23.2	Consent of Anslow & Jaclin, LLP. (included in Exhibit 5.1)
23.3	Consent of Craig L. Parkinson, Consulting Geologist
99.1	Golden Idol Mines Summary Report

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plettenberg Bay, South Africa, on August 30, 2013.

Arco-Iris Gold Corporation

By:	/s/ Stacey Aaron
Stacey Aaron
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Stacey Aaron	President, Chief Executive Officer, Chief Financial Officer and Director	August 30, 2013
Stacey Aaron	(Principal Executive Officer and Principal Financial Officer)